                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             RENTX INDUSTRIES, INC.


     RentX Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is RentX Industries, Inc. The corporation was originally incorporated under the same name. The original Certificate of Incorporation of the corporation was filed on March 7, 1996, and has previously been amended by Certificates of Amendment filed on May 15, 1996, December 18, 1996, January 30, 1997, May 16, 1997 and June 25, 1997.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the corporation's Certificate of Incorporation and has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     3. The text of the Amended and Restated Certificate of Incorporation reads in its entirety as follows:

                                   ARTICLE 1
                                      NAME

             The name of the corporation is RentX Industries, Inc.


                                   ARTICLE 2
                          REGISTERED OFFICER AND AGENT

             The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, county of New Castle. The name of the registered agent is Corporation Service Company.


                                   ARTICLE 3
                              PURPOSES AND POWERS

             The purposes for which the corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                   ARTICLE 4
                                 CAPITALIZATION

             4.1 Authorized Shares; Reclassification. The total number of shares that the corporation shall have authority to issue is 6,239,029 shares, comprised of (i) 6,218,634 shares of Common Stock, each with a par value of $.01, of which 5,970,326 shares shall be voting Class A Common Stock and 248,308 shares shall be nonvoting Class B Common Stock (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) 20,395 shares of Preferred Stock, each with a par value of $1.00 and a stated value of $1,000, of which 17,195 shares shall be Series A Preferred Stock, 200 shares shall be Series B Preferred Stock and 3,000 shares shall be Series C Preferred Stock (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being collectively referred to as the "Preferred Stock").

             4.2 Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the respective voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth below (it being understood that except as provided in this Certificate of Incorporation, the rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be identical on a share-for-share basis):

                      4.2.1 Dividends. (a) The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the annual rate of $50.00 per annum per share ($70.00 per annum per share during the continuance of any Event of Default, i.e., a 5% annual rate on its $1,000 stated value but increased to 7% during the continuance of an Event of Default), which shall be fully cumulative, shall accrue from the date of initial issuance of each share of Preferred Stock (on a daily basis whether or not sufficient funds would be legally available at that time for the payment of such dividends) and shall be payable in cash quarterly in arrears on the first day of February, May, August and November in respect of the 3-month period (or portion thereof during which such Preferred Stock was outstanding) ended on the last day of the preceding January, April, July and October, respectively (except that if any such payment date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday). Each such dividend shall be paid to the holders of record of the Preferred Stock as they appear upon the stock transfer books of the corporation at the close of business on the last day of the three- month period (or portion thereof) in respect of which the dividend is payable. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in Denver, Colorado and the term "business day" shall mean any day other than a Saturday, Sunday or legal holiday. Holders of shares of Preferred Stock that are redeemed or converted will be entitled to receive the dividend accrued through the date of redemption or conversion (whether or not such dividend accrued shall have been previously declared), payable by the corporation not later than five days after the date of such conversion or redemption or, if later, the date contemplated in the last sentence of Section 4.2.1(b). Dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Preferred Stock for each full three-month dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any other period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months based on the 5% annual rate applied to the $1,000 stated value per share (or 7% annual rate for any period during the continuance of an Event of Default).

                      (b) The corporation may elect to defer payment of dividends (ratably among the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) if and to the extent the payment of such dividends would violate restrictions in any loan agreement or indenture of the corporation or a subsidiary thereof pursuant to which any of them then has indebtedness outstanding (such restrictions being referred to as "Dividend Restrictions") or violate the General Corporation Law of the State of Delaware (the "GCL"), and such dividends so deferred will accumulate additional dividends as provided in Section 4.2.1(c). Except as provided in the following sentence, such additional dividends will be payable quarterly at the same times as dividends referred to in
     Section 4.2.1(a). The corporation shall pay all such deferred dividends and additional amounts accrued thereon, out of funds then legally available therefor, as soon as, and to the extent that, such payment does not violate the Dividend Restrictions or the GCL, but in any event not later than the occurrence of a Fundamental Change,

                      (c) Dividends whose payment is not made on a timely basis as specified above (including, without limitation, all amounts referred to in Section 4.2.1(b)) shall accumulate, together with an amount computed at the rate of 5% per annum thereon (or 7% per annum during the continuance of any Event of Default) from the date such dividends were payable until paid in full, compounded quarterly, which additional accrued amounts shall be paid as additional dividends hereunder. In the event that the funds legally available for dividends are not sufficient to pay the dividends accrued on the Preferred Stock, the funds available shall be paid to the holders of Preferred Stock ratably in proportion to the respective unpaid dividends accrued on the Preferred Stock.

                      (d) After the payment in respect of each quarterly dividend period of all cumulative dividends on the Preferred Stock (including, without limitation, all amounts referred to in Section 4.2.1(b) or (c)) the Board of Directors of the corporation, in its discretion, may pay additional dividends to the holders of the Class A Common Stock and to the holders of the Preferred Stock ratably, calculated as if the holders of the Preferred Stock had converted such shares into shares of Class A Common Stock as provided herein on the record date with respect to such dividend.

                      (e) The term "Event of Default" shall have the meaning specified therefor in the Investment Agreement dated as of May 15, 1996, among Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., BACE Investments, LLC and the corporation and any other parties thereto, as it may be amended from time to time.

             4.2.2 Voting Rights. Except as otherwise provided by law or expressly in this Certificate of Incorporation, the Preferred Stock will be entitled to vote with the Class A Common Stock, voting together as a single class, on all matters to be voted on by the corporation's stockholders, with the shares of Preferred Stock entitled to a number of votes equal to the respective number of shares of Class A Common Stock that would have been issuable if such shares of Preferred Stock had been converted on the record date for the meeting at which the vote is taken or for the submission of the matter in question to the stockholders for action by written consent, as the case may be; provided, that no amendment to this Article 4 may be made without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Stock then outstanding.

             4.2.3 Liquidation Preference. (a) In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the corporation available for distribution to stockholders an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, including any accruals thereon provided in
     Section 4.2.1(b) or (c), plus a sum equal to $1,000 per share, before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If the assets available for distribution to the stockholders are insufficient to pay the entire amounts to which the holders of Preferred Stock are entitled, the entire assets of the corporation available for distribution to stockholders shall be distributed ratably among the holders of the Preferred Stock in proportion to the respective preferential amounts to which each is entitled.

                      (b) After payment in full of the liquidation preferences of the shares of the Preferred Stock, any remaining assets of the corporation available for distribution to the stockholders shall be distributed to the holders of the Common Stock ratably. The consolidation or merger of the corporation with one or more corporations shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the corporation.

             4.2.4 Redemption. (a) During the continuance of an Event of Default, unless the holder or holders of a majority of the shares of Preferred Stock (other than Series B Preferred Stock) shall have waived such Event of Default in writing, each holder of outstanding shares of Preferred Stock may, at such holder's option on any business day set by such holder, subject to the limitations, if any, imposed by applicable law, require the corporation to redeem all or any part of such holder's Preferred Stock for an amount in cash per share equal to the sum of (i) $1,000 plus (ii) all per share dividends accrued and unpaid thereon, whether or not declared, including any accruals thereon provided in
     Section 4.2.1(b) or (c) to but excluding the

     Redemption Date (as defined below), such sum, as from time to time adjusted as provided below, being hereinafter referred to as the "Redemption Price." Notwithstanding the foregoing, no holder of Preferred Stock may require such a redemption unless the holders of a majority of the shares of Preferred Stock (other than Series B Preferred Stock) have given, or concurrently give, notice of such demand for redemption.

                      (b) Not more than sixty nor less than fifteen days prior to the date fixed for redemption (the "Redemption Date"), notice of the redemption shall be given by the holder of the shares to be redeemed to the corporation, by registered or certified mail, postage prepaid, addressed to the corporation at its principal executive offices. Such notice of redemption from a holder shall specify the Redemption Date and the number of shares of Preferred Stock to be redeemed. On or after the Redemption Date the holder requiring such redemption by the corporation shall surrender the certificate evidencing its shares at the principal executive offices of the corporation, and shall thereupon be entitled to receive payment of the Redemption Price.

                      (c) Notice having been given as provided in Section 4.2.4(b) above, if, on the Redemption Date, funds necessary for the redemption shall be available therefor and shall have been set aside by the corporation to pay the Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue on and after the Redemption Date, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Shares of Preferred Stock redeemed or otherwise acquired by the corporation (including, without limitation, upon conversion) shall be canceled and not reissued or resold.

             4.2.5 Conversion. (a) As used in this Section 4.2.5, the following terms have the indicated meanings.

             "Conversion Date" with respect to any share of Preferred Stock means the date on which the certificate representing such share is received by the corporation for conversion.

             "Fifth Anniversary" means the fifth anniversary of the original issuance of the first share of Series A Preferred Stock issued by the corporation.

             "Fully Diluted Shares" shall mean at any time the sum of (i) the number of outstanding shares of Class A Common Stock (excluding any shares of Class A Common Stock issued in respect of Class B Common Stock under
     Section 4.3.4 or upon conversion of Series C Preferred Stock), (ii) the number of shares of Class A Common Stock issuable upon conversion of outstanding Series A Preferred Stock, and (iii) the number of shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (whether attributable to the Base Series B Conversion Rate or the Additional Conversion Rate); provided, that shares issued in connection with a Fundamental Change (other than with respect to previously outstanding shares of the corporation), such as shares to be issued by the corporation for sale to the public in a Qualified Public Offering, shall not be included in the computation of Fully Diluted Shares.

             "Fundamental Change" means any (i) transaction or event in connection with which the Class A Common Stock of the corporation shall be converted into or constitute solely the right to receive cash, securities (other than solely equity securities of the corporation), property or other assets (whether by means of an exchange offer, consolidation, merger, combination, reclassification, recapitalization or otherwise),
     (ii) conveyance, sale, lease, assignment, transfer or other disposition of all or substantially all of the corporation's property, business or assets, (iii) the sale by the corporation or one or more of its stockholders in a single transaction or series of related transactions of Class A Common Stock or Preferred Stock representing at least 50% of the Fully Diluted Shares after such sale, or (iv) a Qualified Public Offering; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to any consolidation or merger of the corporation (without consent of the holders of a majority of the outstanding shares of Series A Preferred Stock) in which (A) the holders of Series B Preferred Stock or Class A Common Stock immediately prior to such transaction own, directly or indirectly, (x) 50% or more of the common stock of the surviving corporation (or of the ultimate parent of such surviving corporation) outstanding immediately after such consolidation or merger and (y) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (as defined below) (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time, and (B) the holders of each of the Series A Preferred Stock and Series C Preferred Stock immediately prior to such transaction receive securities substantially identical to the Series A Preferred Stock and Series C Preferred Stock, respectively, which are convertible into a number of shares of the common stock of the surviving corporation (or of the ultimate parent of such surviving corporation) which bears at least as great a proportion to the shares of such common stock received by the holders of Class A Common Stock in the transaction as the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and Series C Preferred Stock, respectively, immediately prior to the transaction bears to the number of shares of Class A Common Stock outstanding prior to such transaction. The phrase "Voting Stock" means, with respect to any person, all capital stock of such person having general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

             "Series B Director" means a member of the Board of Directors of the corporation who directly or indirectly owns shares of Series B Preferred Stock or shares of Class A Common Stock previously issued upon conversion of Series B Preferred Stock or who has an Affiliate, as defined in Section 4.2.5(f)(iii), that directly or indirectly owns shares of Series B Preferred Stock or such shares of Class A Common Stock.

             "Qualified Public Offering" has the meaning specified in the Stockholders Agreement dated as of May 15, 1996, among Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., BACE Investments, LLC, the corporation and any other parties thereto, as it may be amended from time to time.

                      (b) Conversion of Series A Preferred Stock. (i) Each holder of Series A Preferred Stock shall have the right at any time to convert, without the payment of any additional consideration, all or any portion of its shares of Series A Preferred Stock into the number of fully paid and nonassessable shares of Class A Common Stock determined by multiplying the number of shares of Series A Preferred Stock being so converted by the Series A Conversion Rate subject to adjustments as provided in this Section 4.2.5. The Series A Conversion Rate shall be 200 multiplied by a fraction (the

      "Adjustment Fraction"), the numerator of which is $5 and the denominator of which is the Trigger Price in effect immediately prior to such conversion. The initial Trigger Price shall be $5. Each conversion of shares of Series A Preferred Stock into shares of Class A Common Stock shall be effected by the delivery of notice of such conversion by such holder and the surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted to the corporation (or such other office or agency designated by the corporation), without the payment of any additional consideration. All converted shares of Series A Preferred Stock shall be permanently retired and shall not be reissued.

                              (ii)     Adjustment of Trigger Price.  The
     Trigger Price shall be subject to adjustment from time to time as hereinafter provided.

                                       (A)     Adjustment of Trigger Price upon
     Issuance of Common Stock. If and whenever after the date hereof the corporation shall issue or sell (or be deemed to issue or sell as provided hereunder) any shares of its Common Stock for a consideration per share less than the Trigger Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Trigger Price shall be reduced to the price, calculated to the nearest $.001, determined by dividing (i) the sum of (a) the number of Fully Diluted Shares outstanding immediately prior to such issue or sale multiplied by the then existing Trigger Price and (b) the consideration, if any, received by the corporation upon such issue or sale, by (ii) the total number of Fully Diluted Shares outstanding immediately after such issue or sale. Notwithstanding any other provision hereof, no adjustment of the Trigger Price shall be made upon the issuance or sale (or deemed issuance or sale) by the corporation of any shares of Common Stock issued or issuable (x) pursuant to the conversion of Preferred Stock or the reclassification of Class B Common Stock or (y) pursuant to the exercise of any Option (as defined below) to acquire Common Stock granted to any employee of the corporation on or before June 25, 1997.

                                       (B)     Issuance of Rights or Options.
     In case at any time the corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of (such rights or options being herein called "Options"),

     Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon conversion or exchange of such Convertible Securities (determined as provided in the following sentence) shall be less than the Trigger Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such options and thereafter shall be deemed to be outstanding. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (a) the sum of (1) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus (3) in the case of all such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of all such Convertible Securities (to the extent not counted in clause
     (2)) and upon the conversion or exchange of all such Convertible Securities into Common Stock, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options; the consideration received or receivable by the corporation shall in each Case be determined in accordance with paragraph (E) hereof. Except as otherwise provided in paragraph (D) hereof, no adjustment of the Trigger Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                       (C)     Issuance of Convertible
     Securities. In case the corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined as provided in the following sentence) shall be less than the Trigger Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in paragraph (D) below, no adjustment of the Trigger Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Trigger Price have been or are to be made pursuant to paragraph (B), no further adjustment of the Trigger Price shall be made by reason of such issue or sale. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (a) the sum of (1) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities into Common Stock, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities; the consideration received or receivable by the corporation shall in each case be determined in accordance with paragraph
     (E).

                                       (D)     Change in Option Price or
     Conversion Rate. Upon the happening of the following events, namely, if the purchase price provided for in any outstanding Option referred to in paragraph (B), the additional Consideration, if any, payable upon the conversion or exchange of any outstanding Convertible Securities referred to in paragraph (B) or (C), or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (except for an adjustment of the Series A Conversion Rate or Series B Conversion Rate as provided in this Section 4.2.5), the Trigger Price in effect at the time of such event shall forthwith be readjusted to the Trigger Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration or termination of any Option referred to in paragraph (B) prior to the exercise thereof or the expiration or termination of any right to convert or exchange any Convertible Securities referred to in paragraph (B) or (C) prior to the exercise of such rights, the Trigger Price then in effect hereunder shall forthwith be increased (but in no case shall such Trigger Price be increased to a price greater than the initial Trigger Price hereunder) to the Trigger Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding for the purposes of any calculation under paragraph (B) or (C).

                                       (E)     Consideration for Securities.
     In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold by the corporation for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation (subject to the provisions of Section 4.2.5(i)). In case any Common Stock, Option or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the corporation shall be changed into or exchanged for the, stock or other securities of another corporation) the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the corporation (subject to the provisions of Section 4.2.5(i)) of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in which the previously outstanding shares of Common Stock of the corporation shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock equal to the number of shares of Common Stock used for computing the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of transaction of all such stock or securities of the other corporation received by the holders of the capital stock of the corporation or by the corporation and if such calculation results in adjustment of the Trigger Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, consolidation or sale, for purposes of paragraph (H) shall be made after giving effect to such adjustment of the Trigger Price.

                                       (F)     Treasury Shares.  The number of
     shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition or reissuance of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 4.2.5.

                                       (G)     Subdivision or Combination of
     Stock. In case the corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares, the Trigger Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Class A Common Stock of the corporation shall be combined into a smaller number of shares, the Trigger Price in effect immediately prior to such combination shall be proportionately increased.

                                       (H)     Reorganization,
     Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the corporation, or any consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holders of Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Class A Common Stock of the corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series A Conversion Rate, Base Series B Conversion Rate, the Additional Conversion Rate, the Trigger Price and the Series C Conversion Rate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby (including an immediate adjustment, by reason of such consolidation or merger, of the Trigger Price to the value for the Class A Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Trigger Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the corporation with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of Class A Common Stock of the corporation outstanding immediately prior to such merger or consolidation are issuable to holders of Class A Common Stock of the corporation, then the Trigger Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Class A Common Stock of the corporation outstanding immediately prior to such merger or consolidation.

                                       (I)     Notice of Adjustment.  Upon any
     adjustment of the Trigger Price or any determination of the Additional Conversion Rate pursuant to Section 4.2.5(c), then and in each such case, the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of Series A Preferred Stock or Series B Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Trigger Price resulting from such adjustment and the increase or decrease, if any, in the number of shares into which a share of Series A Preferred Stock or Series B Preferred Stock would then be convertible, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                        (J)     Other Notices.  In case at any
     time:

                                                (I)      the corporation shall
     offer for subscription to the holders of any of its Class A Common Stock any additional shares of stock of any class or other rights;

                                                (II)     there shall be any
     capital reorganization, reclassification of the capital stock of the corporation or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

                                                (III)    there shall be a
     voluntary or involuntary dissolution, liquidation or winding up of the corporation;

     then, in any one or more of said cases (unless a waiver of such notice shall have been given by the holders of a majority of the outstanding shares of Series A Preferred Stock, the holders of a majority of the outstanding shares of Series B Preferred Stock and the holders of a majority of the outstanding shares of Series C Preferred Stock), the corporation shall give, by first class mail, postage prepaid, addressed to each holder of Preferred Stock at the address of such holder as shown on the books of the corporation, (i) at least 10 business days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 business days' prior written notice of the date when the same shall take place. Any notice required by clause (II) or (III) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.
                                        (K)     Duty to Make Fair Adjustments in
     Certain Cases.  If any event occurs as to which in the opinion of any of
     (i) the Board of Directors of the corporation, (ii) the holders of a majority of the shares of Series A Preferred Stock (the holders of such a majority being referred to as the "Series A Preferred Holders") or

     (iii) the holders of a majority of the shares of Series B Preferred Stock (the holders of such a majority being referred to as the "Series B Preferred Holders") the provisions of this Section 4.2.5(b) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of Series A Preferred Stock or Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors and the Series A Preferred Holders and Series B Preferred Holders shall mutually agree upon an adjustment in the application of such provisions (subject to the provisions of Section 4.2.5(i)(2)(to the extent necessary)), in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Trigger Price as otherwise determined pursuant to this Section 4.2.5(b)(ii) except in the event of an increase in option price, additional consideration or conversion rate as contemplated by paragraph (D), or a combination of shares of the type contemplated in paragraph (H) and then in no event to an amount larger than the Trigger Price as adjusted pursuant to paragraph (D) or paragraph (H).

                              (c)      Conversion of Series B Preferred Stock.
     (i) Each holder of Series B Preferred Stock shall have the right at any time to convert, without the payment of any additional consideration, all or any of its shares of Series B Preferred Stock into the number of fully paid and nonassessable shares of Class A Common Stock determined by multiplying the number of shares of Series B Preferred Stock being so converted by the sum of (x) the Base Series B Conversion Rate and (y) if a Fundamental Change has occurred, the Additional Conversion Rate. The Base Series B Conversion Rate shall be 195 multiplied by the Adjustment Fraction (as determined in accordance with Section 4.2.5(b)). The Additional Conversion Rate shall be determined upon the first Fundamental Change. In connection with such determination, the Conversion Rate shall be adjusted to include an Additional Conversion Rate as provided in this
     Section 4.2.5(c). The determination of the Additional Conversion Rate pursuant to this Section 4.2.5(c)(i) shall be made one time only and shall be made on or before the effective date of the Fundamental Change, and shall thereafter remain the same for all conversions except for any adjustment provided in Section 4.2.5(c)(ii). In order to determine the Additional Conversion Rate (as adjusted for this Section 4.2.5(c)), the net fair market value of the aggregate Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the corporation (the

     "Fair Market Value") shall first be determined. The Fair Market Value shall be determined by the Board of Directors of the corporation, acting in good faith and based on the value placed on the corporation in the transaction constituting the Fundamental Change, without adjustment for any changes that may occur after the date of that transaction.

             The Additional Conversion Rate shall be determined pursuant to this Section 4.2.5(c)(i) based on the relationship between (A) the annualized rate of return on the shares of Series A Preferred Stock from the date of original issuance (or, if shares of Series A Preferred Stock have been issued at more than one time, a combined Series A Preferred Stock annualized rate of return taking into account the timing and amount of additional issues of Series A Preferred Stock), calculated on the $1,000 per share original purchase price thereof, taking into account dividends and other distributions, assuming the Series A Preferred Stock were then being sold for cash at its net fair market value, and compounding annually (the "Series A Rate of Return") and (B) the percentage of the Fully Diluted Shares issuable to the holders of the Series B Preferred Stock on account of the Additional Conversion Rate. The Board of Directors shall determine the Additional Conversion Rate as follows:

                      (1) First, the amount of the Fair Market Value attributable to the Fully Diluted Shares shall be determined by subtracting from the total Fair Market Value the sum of (i) the portion of the Fair Market Value that is attributable to any Class B Common Stock outstanding or issuable under outstanding options, warrants, conversion rights or the like and to any Class A Common Stock issued in respect of Class B Common Stock pursuant to Section 4.3.4, plus (ii) the portion of the Fair Market Value that is attributable to any Series C Preferred Stock outstanding or to any Class A Common Stock issued or issuable upon conversion of Series C Preferred Stock. The portion of the Fair Market Value attributable to the Class B Common Stock (or Class A Common Stock issued in respect of Class B Common Stock pursuant to Section 4.3.4) is 4.159%, subject to reduction as provided in Section 4.3.4. The portion of the Fair Market Value attributable to the Series C Preferred Stock and any Class A Common Stock issued or issuable upon conversion thereof is 7.8971%. The percentages given in this clause (1) for the portion of the Fair Market Value attributable to the Class B Common Stock and the Series C Preferred Stock are based on the number of authorized shares of capital stock as of September 23, 1997, and upon any amendment of this Certificate of Incorporation to change the number of authorized shares, this clause (1) shall also be amended to adjust those percentages in a manner that causes such change to affect all authorized shares of capital stock as of September 23, 1997 proportionately on a fully diluted basis. The amount of the Fair Market Value attributable to the Fully Diluted Shares is referred to as the "Fully Diluted Fair Market Value."

                      (2) Second, the number of shares of Class A Common Stock then issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock shall be determined, assuming that the Additional Conversion Rate is zero, and the resulting number of Fully Diluted Shares shall be calculated. The Fully Diluted Fair Market Value shall then be divided among the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock (the "Series A Conversion Shares"), the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (the "Series B Conversion Shares"), and all other shares of Class A Common Stock included in Fully Diluted Shares (the "Other Shares"), as so calculated, based on the number of shares in each group.

                      (3) The Series A Rate of Return shall then be computed based on a net fair market value for the Series A Preferred Stock equal to the value allocated to the Series A Conversion Shares in (2) above. If that Series A Rate of Return is less than 10%, the Additional Conversion Rate shall be zero. If that Series A Rate of Return is 10% or greater, the Additional Conversion Rate shall be determined as provided in
     (4) below.

                      (4) Through an iterative trial and error process, the Board of Directors shall increase the number of Series B Conversion Shares (reallocating the Fully Diluted Fair Market Value among the Series A Conversion Shares, the Series B Conversion Shares and the Other Shares and recomputing the resulting Series A Rate of Return each time as provided in
     (2) and (3) above) until the relationship between the Series A Rate of Return and the percentage of the Fully Diluted Shares represented by the increase in the number of Series B Conversion Shares (the "Additional Series B Conversion Shares") meets the requirements of the following table:

                                        Percentage of Fully Diluted Shares
                                        Represented by Additional Series B
 Series A Rate of Return                Conversion Shares
 -----------------------                --------------------------------------------
 Less than 10%                          0

 10%                                    9.640% (or so much thereof as does not
                                        cause the Series A Rate of Return to be
                                        less than 10%)

 More than 10% but less than 20%        Sum of (i) 9.640% plus (ii)(A) the excess
                                        of Series A Rate of Return over 10%
                                        multiplied by (B) .9640, rounded to the
                                        nearest .0001%

 20%                                    19.280%

 More than 20% but less than 45%        Sum of (i) 19.280% plus (ii) (A) the excess
                                        of Series A Rate of Return over 20%
                                        multiplied by (B) .57840, rounded to the
                                        nearest .0001%

 45% or more                            33.740%

     Examples of such computations (with some rounding) are set forth in Appendix 1-C hereto.

     All computations and determinations required by this subsection (c) shall be made by the Board of Directors of the corporation, acting in good faith, subject to the provisions of Section 4.2.5(i).

                      (ii)    If the Trigger Price is adjusted pursuant to
     Section 4.2.5(b) after the determination of the Additional Conversion Rate pursuant to Section 4.2.5(c)(i) for an event not taken into account in making the determination of the Additional Conversion Rate as provided therein, the Additional Conversion Rate at the time of a conversion shall be adjusted to equal the Additional Conversion Rate as initially determined pursuant to Section 4.2.5(c)(i) multiplied by a fraction, the numerator of which shall be the Trigger Price in effect at the time the events giving rise to the determination of the Additional Conversion Rate accrued and the denominator of which is the Trigger Price in effect immediately prior to such conversion.

                      (d) Conversion of Series C Preferred Stock. Each holder of Series C Preferred Stock shall have the right at any time to convert, without the payment of any additional consideration, all or any portion of its shares of Series C Preferred Stock into the number of fully paid and nonassessable shares of Class A Common Stock determined by multiplying the number of Shares of Series C Preferred Stock by the Series C Conversion Rate, subject to adjustments as provided in this Section
     4.2.5. The Series C Conversion Rate shall be determined by dividing (a) 7.8971% of the Assumed Common Shares (as defined below) as of the Conversion Date by (b) 3000. For that purpose, the Assumed Common Shares shall mean the quotient of (i) the number of shares of Common Stock (regardless of class) that would be outstanding if all authorized shares of Series A Preferred Stock (whether or not issued or outstanding) and Series B Preferred Stock (whether or not issued or outstanding) were then converted into Class A Common Stock and all outstanding options or other rights to purchase or acquire Common Stock (whether or not then exercisable) were then exercised, divided by (ii) .921029. The 7.8971% and .921029 figures given this Section 4.2.5(d) are based on the number of authorized shares of capital stock as of September 23, 1997, and upon any amendment of this Certificate of Incorporation to change the number of authorized shares, this Section 4.2.5(d) shall also be amended to adjust those figures in a manner that causes such change to affect all authorized shares of capital stock as of September 23, 1997 proportionately on a fully diluted basis. If any shares of Series C Preferred Stock are converted before the occurrence of the first Fundamental Change, the Assumed Common Shares shall include the number of Additional Series B Conversion Shares that would be issuable upon conversion of the Series B Preferred Stock if a Fundamental Change had occurred and the Series A Rate of Return were 45% or more. In that event, the additional shares issuable upon conversion as a result of the inclusion of the Additional Series B Conversion Shares in the Assumed Common Shares (the "Excess Shares") shall be represented by a separate certificate that bears a legend referring to the corporation's right to recover Excess Shares under this Section 4.2.5(d). If, upon the occurrence of the first Fundamental Change after the conversion of any Series C Preferred Stock, the Series A Rate of Return is less than 45%, then the Series C Conversion Rate shall be recomputed based on a number of Assumed Common Shares determined as of the Conversion Date, but taking into account the actual number of Additional Series B Conversion Shares, and the then holders of the Excess Shares (in proportion to their holdings thereof) shall return to the corporation for cancellation a number of Excess Shares equal to the excess of the number of shares of Class A Common Stock originally issued upon such conversion of Series C Preferred Stock over the number of shares of Class A Common Stock that would have been so issued based on the recomputed Series C Conversion Rate. If, after the conversion of any Series C Preferred Stock but prior to the conversion of all of the Series B Preferred Stock, the Additional Conversion Rate is adjusted as provided in Section 4.2.5(c)(ii), the Series C Conversion Rate shall be redetermined as of the Conversion Date, but taking into account the adjusted Additional Conversion Rate, and the corporation shall issue to the then holders of the shares of Class A Common Stock issued upon such conversion, without additional consideration, a number of shares of Class A Common Stock equal to the additional shares of Class A Common Stock that would have been issued upon such conversion based on the recomputed Series C Conversion Rate.

                      (e) No adjustment shall be required under Section 4.2.5(b), (c) or (d) unless such adjustment would require an increase or decrease of at least 1% in the number of shares of Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively; provided, however, that any adjustments which by reason of this Section 4.2.5(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (f) (i) The corporation shall not effect any consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to the holders of the Preferred Stock at the last address of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the provisions of this Section 4.2.5, are deliverable upon conversion of the Preferred Stock.

                              (ii)     If a purchase, tender or exchange offer
     is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, then the corporation shall not effect any consolidation, merger or sale with the Person (hereinafter defined) having made such offer or with any Affiliate (hereinafter defined) of such Person unless, prior to the consummation of such consolidation, merger or sale, the holders of the Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of their shares of Preferred Stock either the stock, securities or assets then issuable with respect to the Class A Common Stock or, if different, the stock, securities or assets, of the equivalent, issued to previous holders of the Class A Common Stock in accordance with such offer, computed as though the holders of the Preferred Stock had been, at the time of such offer, holders of the stock, securities or assets then purchasable upon the exercise of the conversion rights represented hereby.

                              (iii)    As used in this Section 4.2.5(f), the
     term "Person" shall include an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof, and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                      (g) No fractional shares of Class A Common Stock shall be issued upon conversion of Preferred Stock. If more than one certificate evidencing shares of Preferred Stock shall be surrendered for conversion at one time by the holder, the number of full shared issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional share of Class A Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the value thereof based on the value thereof as determined in good faith by the Board of Directors of the corporation.

                      (h) The corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of its Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time outstanding.

                      (i)   (1)    If the Board of Directors of the corporation
     makes a determination pursuant to Section 4.2.5(b)(ii)(E) or makes a determination of the Additional Conversion Rate pursuant to Section 4.2.5(c) and such determination is made without the affirmative vote or consent of a Series B Director (including, without limitation, a situation in which there is no Series B Director), the Series B Holders may demand, by notice delivered to the corporation by registered or certified mail not later than 30 days after such holders were mailed notice of such determination by the corporation pursuant to Section 4.2.5(b)(ii)(I), that the correctness of such determination be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Denver, Colorado before a single arbitrator jointly selected by the Board of Directors of the corporation (the "Board") and the Series B Holders or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by the Board, one selected by a majority of the Series B Holders and the third selected by the other two arbitrators. Failing the selection of any required arbitrator, the selection shall be made by the American Arbitration Association.

                            (2) If the Board makes a determination pursuant to Section 4.2.5(b)(ii)(K) and such determination is made without the affirmative vote or consent (i) of a majority of the members of the Board who have been designated for election by a majority of the Series A Preferred Holders (the "Series A Directors"), including, without limitation, a situation in which there are no Series A Directors, and (ii) of a Series B Director, then the Series A Holders, if such affirmative vote or consent of the Series A Directors was not obtained (the "Series A Disapproval"), or the Series B Holders, if such affirmative vote or consent of a Series B Director was not obtained (the "Series B Disapproval"), may demand, by notice delivered to the corporation by registered or certified mail not later than 30 days after such holders were mailed notice of such determination by the corporation pursuant to
     Section 4.2.5(b)(ii)(I), that the correctness of such determination be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Denver, Colorado before a single arbitrator jointly selected by the Board, the Series A Holders (in the event of a Series A Disapproval) and the Series B Holders (in the event of a Series B Disapproval) or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by the Board, one selected by a majority of the Series A Holders (in the event of a Series A Disapproval) and the third selected by a majority of the Series B Holders (in the event of a Series B Disapproval); provided, however, that if there was not a Series A Disapproval or a Series B Disapproval, as the case may be, then the third arbitrator shall be selected by the other two arbitrators who were selected pursuant to the procedure described above in this sentence. Failing the selection of any arbitrator, the selection shall be made by the American Arbitration Association.

                              (3)      Where the dispute involves solely
     financial or accounting matters, the arbitrator or arbitrators shall be certified public accountants or other persons with appropriate financial and accounting knowledge and experience to handle such matters; and where it involves solely matters of legal interpretation, the arbitrator or arbitrators shall be lawyers, law professors or other persons with appropriate legal knowledge and experience to handle such matters. Where the dispute involves mixed financial, accounting and legal issues, a good faith attempt will be made by the parties to select an arbitrator or arbitrators with an appropriate mix of knowledge and experience to handle such matters. The determination of the arbitrators shall be final and binding and shall replace the determination previously made pursuant to
     Section 4.2.5(b)(ii)(E), Section 4.2.5(c) or Section 4.2.5(b)(ii)(K), as the case may be. The prevailing party or parties in any such arbitration shall be entitled to all reasonable out-of-pocket costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. Notwithstanding anything to the contrary set forth in this Section 4.2.5(i), the right of the Series A Holders or the Series B Holders to demand arbitration shall be conditioned upon at least a majority of the Series A Holders or at least a majority of the Series B Holders, as the case may be, delivering to the corporation their agreement to be bound by the terms of the preceding sentence.

             4.3 Common Stock. Except as otherwise provided in this Certificate of Incorporation, the rights of Class A Common Stock and the Class B Common Stock shall be identical in all respects on a share-for-share basis.

                      4.3.1 Voting. Each outstanding share of Class A Common Stock shall have one vote on all matters submitted to a vote of the stockholders. The Class A Common Stock shall vote as a single class with the Preferred Stock. The holders of the Class B Common Stock shall not be entitled to vote on any matter submitted to the stockholders, except as otherwise required by Section 242 of the Delaware General Corporation Law; provided, however, that the holders of the Class B Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that would increase or decrease the number of authorized shares of Class B Common Stock.

                      4.3.2 Dividends. (a) Subject to the preferential rights of the holders of Preferred Stock, the holders of the Class A Common Stock shall be entitled to share in the payment of dividends as, when and if declared by the Board of Directors out of funds legally available therefor to the extent provided in Section 4.2.1(d).

                      (b) The holders of Class B Common Stock shall not be entitled to receive any dividends and the Board of Directors shall not declare or pay any dividends or make any other distributions (other than distributions in liquidation permitted by Section 4.2.3) on the Class B Common Stock.

                      4.3.3 Liquidation. Holders of Common Stock shall have the right to participate in the assets of the corporation upon the liquidation, dissolution or winding up of the corporation to the extent provided in Section 4.2.3.

                      4.3.4 Conversion of Class B Common Stock. Effective concurrently with the closing of an underwritten public offering registered under the Securities Act of 1933, as amended from time to time, of Common Stock of the corporation, each share of the corporation's Class B Common Stock issued and outstanding as of such time shall, without further action, be reclassified and changed into a number of shares of fully paid and nonassessable share of Class A Common Stock equal to the Class B Reclassification Rate, and all then outstanding rights to purchase of otherwise acquire shares of Class B Common Stock from the corporation shall, without further action, represent the right to purchase or otherwise acquire, for the same aggregate consideration, a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock covered thereby multiplied by the Class B Reclassification Rate. The Class B Reclassification Rate shall be determined by: (a) dividing the sum of (i) the number of Fully Diluted Shares (determined as provided in Section 4.2.5) plus (ii) the number of shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock, by .95841; (b) multiplying the quotient obtained in (a) by 4.159%; and (c) dividing the product obtained in (b) by the total number of authorized shares of Class B Common Stock. If less than all of the Class B Common Stock has been issued or is subject to outstanding options at the time of the reclassification under this Section 4.3.4, (i) the 4.159% number given above shall be reduced by multiplying such number by a fraction, the numerator of which is the sum of the number of shares of Class B Common Stock then outstanding and the number of shares of Class B Common Stock issuable under then outstanding options (whether or not such options are then exercisable), and the denominator of which is the total number of authorized shares of Class B Common Stock, and (ii) the .95841 number given above shall be increased to a number determined by subtracting the percentage obtained in (i), expressed as a decimal, from 100. The 4.159% and .95841 figures given in this Section
     4.3.4 are based on the number of authorized shares of capital stock as of September 23, 1997, and upon any amendment of this Certificate of Incorporation to change the number of authorized shares, this Section
     4.3.4 shall also be amended to adjust those figures in a manner that causes such change to affect all authorized shares of capital stock as of September 23, 1997 proportionately on a fully diluted basis. The holders of record of certificates for shares of Class B Common Stock as of the time of such reclassification shall promptly surrender such certificates in exchange for a certificate or certificates representing the shares of Class A Common Stock into which such shares of Class B Common Stock have been reclassified. Class B Common Stock so reclassified may not be reissued.

             4.4 Automatic Conversion and Change of Capitalization Upon Qualified Public Offering. Notwithstanding any other provisions in this
     Article 4, if a Qualified Public Offering is consummated on or before December 31, 1997, the following shall automatically occur:

                      4.4.1 Conversion of Preferred Stock. All outstanding shares of Preferred Stock shall be converted into Class A Common Stock on the basis described in Section 4.2.5 without further act by the holders thereof.

                      4.4.2 Reclassification of Class B Common Stock. All outstanding shares of Class B Common Stock shall be reclassified and changed into Class A Common Stock on the basis described in Section 4.3.4.

                      4.4.3 Redesignation of Class A Common Stock. The Class A Common Stock shall be redesignated "Common Stock."

                      4.4.4 Amended Capitalization. Article 4 of this Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

             The total number of shares of all classes of stock which the corporation shall have authority to issue is 20,000,000, consisting of 19,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

             Subject to preferential rights of any outstanding Preferred Stock:
     (i) the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock; (ii) at every annual or special meeting of stockholders of the corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the corporation; and
     (iii) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the corporation.

             The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

             (a) The number of shares constituting that series and the distinctive designation of that series;

             (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

             (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

             (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.


                                   ARTICLE 5
                                   DIRECTORS

             The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   ARTICLE 6
                                     BYLAWS

             In furtherance and not in limitation of the powers conferred by statue, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to make, alter or repeal bylaws.


                                   ARTICLE 7
                      LIMITATIONS OF DIRECTORS' LIABILITY

             No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 7 shall not adversely affect any right or protection of a director under this Article7 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 7, prior to such repeal or modification.


                                   ARTICLE 8
                                INDEMNIFICATION

             The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any successor section), as the same may be amended and supplemented, indemnify any director or officer of the corporation, including any director or officer of the corporation who was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continued as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person. No amendment or repeal of this Article 8 shall apply to or have any affect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.


                                   ARTICLE 9
                         RESERVATION OF POWER TO AMEND

     The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, as from time to time amended, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 9.



                                   ARTICLE 10
                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

             The corporation shall have authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

     IN WITNESS WHEREOF, RentX Industries, Inc. has caused this Amended and Restated Certificate to be executed by Arnold A. Bernstein, its President, on this 19th day of September, 1997.

                                       RENTX INDUSTRIES, INC.


                                       By: /s/ ARNOLD A. BERNSTEIN
                                          -------------------------------------
                                               Arnold A. Bernstein, President

RentX Industries, Inc.
Share Conversion Analysis
Assumptions: additional conversion rate maximized, dividends accrued, fundamental change on 11/10/97

-------------------------------------------------------------------------------------------------------------------
                     Investment in                          Investment in                             Investment in
     Investment        Series A        Series A Preferred     Series B        Series B Preferred        Series C
        Date           Preferred          Shares Issued       Preferred          Shares Issued          Preferred
-------------------------------------------------------------------------------------------------------------------
     05/15/96        5,020,000                5,020           200,000                  200
     05/29/96        1,887,000                1,887
     08/02/96        1,340,000                1,340
     11/01/96        1,140,000                1,140
     12/20/96          206,000                  206
     01/06/97          271,000                  271
     01/31/97           86,000                   86
     02/14/97        1,842,000                1,842
     03/14/97        1,834,000                1,834
     04/21/97        1,110,000                1,110
     05/19/97          765,000                  765
     05/22/97          525,000                  525
     06/09/97          200,000                  200
     06/26/97          969,000                  969                                                   3,000,000
     11/10/97
-------------------------------------------------------------------------------------------------------------------
       TOTALS       17,195,000               17,195           200,000                  200            3,000,000
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
                                           Preferred A Divs     Preferred B Divs     Preferred C Divs
     Investment      Series C Preferred     Accrued on Each      Accrued on Each      Accrued on Each
        Date            Shares Issued         Investment           Investment           Investment
-------------------------------------------------------------------------------------------------------------------
     05/15/96                                  378,641               15,085
     05/29/96                                  138,536
     08/02/96                                   85,934
     11/01/96                                   58,441
     12/20/96                                    9,147
     01/06/97                                   11,390
     01/31/97                                    3,316
     02/14/97                                   67,439
     03/14/97                                   60,044
     04/21/97                                   30,533
     05/19/97                                   18,106
     05/22/97                                   12,210
     06/09/97                                    4,160
     06/26/97               3,000               17,909                                    60,411
     11/10/97
-------------------------------------------------------------------------------------------------------------------
       TOTALS               3,000              895,805               15,085               60,411
===================================================================================================================

-------------------------------------------------------------------------------------------------
                       Investment in                        Investment in
                         Series A       Series A Preferred     Series B        Series B Preferred
                         Preferred        Shares Issued       Preferred          Shares Issued
-------------------------------------------------------------------------------------------------
Fundamental Change
 Values:
Assumed Total Fair
 Market Value (FMV)
Less:  dividends
 payable on Series A,                         ---------------------------------------------
 B and C                                      895,805          15,085                60,411
  Total FMV after                             ---------------------------------------------
   payment of accrued
   dividends
Less:  FMV attributable
 to Class B Common,
 Series C and any
 excluded shares
  Fully Diluted Fair
   Market Value
% of Fully Diluted FMV
 Attributable to
 Series B Preferred
 Additional Conversion
 Rate:
  FMV to Series B
   Preferred of Additional
   Conversion Rate
Series B Preferred Value
 due to Base Series B
 Conversion Rate
  FMV to Series B
  Preferred
FMV to Series A
 Preferred
Dividends Paid to
 Series A Preferred
Series A Rate of Return
Confirm Share to
 Series B Attributable
 to Additional
 Conversion Rate
Up to 20%
Above 20%                 0.57840               times        25.0000%       (the maximum)
  Total

---------------------------------------------------------------------------------------------------------------
                                                                         Preferred A Divs     Preferred B Divs
                                                                          Accrued on Each      Accrued on Each
                                                                            Investment           Investment
---------------------------------------------------------------------------------------------------------------
Fundamental Change                                                                              % of FMV after
 Values:                                                                      VALUES              Dividends
                                                                            ----------            ---------
Assumed Total Fair
 Market Value (FMV)                                                         80,000,000
Less:  dividends
 payable on Series A,
 B and C                                                                       971,302
  Total FMV after                                                           ----------
   payment of accrued
   dividends                                                                79,028,698             100.0000%
Less:  FMV attributable
 to Class B Common,
 Series C and any
 excluded shares                                                             9,527,773              12.0561%
  Fully Diluted Fair                                                        ----------
   Market Value                                                             69,500,926
% of Fully Diluted FMV
 Attributable to
 Series B Preferred
 Additional Conversion
 Rate:                                                                        33.7400%
  FMV to Series B
   Preferred of Additional
   Conversion Rate                                                          23,449,612
Series B Preferred Value
 due to Base Series B
 Conversion Rate                                                               529,478
  FMV to Series B                                                           ----------
   Preferred                                                                23,979,090              30.3424%
FMV to Series A
 Preferred                                                                  45,521,836              57.6015%
Dividends Paid to
 Series A Preferred                                                            895,805
                                                                            ----------
Series A Rate of Return                                                      144.1528%
Confirm Share to                                                            ----------
 Series B Attributable
 to Additional
 Conversion Rate
Up to 20%                                                                     19.2800%
Above 20%                                                                     14.4600%
  Total                                                                       33.7400%

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Preferred A Divs                   Preferred B Divs
                                      Series B Preferred                          Accrued on Each                    Accrued on Each
                                        Shares Issued                               Investment                         Investment
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
          Shares Outstanding After Fundamental Change, Series A Conversion, Series B Conversion and Series C Conversion
------------------------------------------------------------------------------------------------------------------------------------
Series A Conversion Rate:                    200.00                      [1] Assumes no change in Trigger Price.
Series B Base Conversion Rate:               195.00
Series B Additional Conversion Rate:       8,857.69                                         --                           33.7400%
Series C Conversion Rate:                    157.16

                        --------------------------------------------------------------------------------------------------------
                                             Series B Holders
                                           from Initial Shares       Additional
                                                 and Base             Series B            Totals for         Class B Common,
                        Series A Holders      Conversion Rate     Conversion Shares        Series B        any excluded shares
                        --------------------------------------------------------------------------------------------------------
Class A Common Stock             3,439,000               40,000            1,771,538            1,811,538
Class B Common Stock                                                                                    0              248,308
                        --------------------------------------------------------------------------------------------------------
  Total Common Shares            3,439,000               40,000            1,771,538            1,811,538              248,308
  % of Total Common                57.6015%              0.6700%             29.6724%             30.3424%              4.1590%


                        ------------------------------
                        Series C           Total
                        ------------------------------
Class A Common Stock             471,480     5,250,538
Class B Common Stock
                        ------------------------------
  Total Common Shares            471,480     5,970,326
  % of Total Common              7.8971%     100.0000%

RentX Industries, Inc.
Share Conversion Analysis
Assumptions: additional conversion rate of zero, dividends paid currently, fundamental change on 1/31/99

------------------------------------------------------------------------------------------------------------------------------
             Investment in                      Investment in                             Investment in
Investment     Series A     Series A Preferred    Series B        Series B Preferred        Series C        Series C Preferred
   Date        Preferred       Shares Issued      Preferred          Shares Issued          Preferred          Shares Issued
------------------------------------------------------------------------------------------------------------------------------
 05/15/96     5,020,000             5,020          200,000                  200
 05/29/96     1,887,000             1,887
 08/02/96     1,340,000             1,340
 11/01/96     1,140,000             1,140
 12/20/96       206,000               206
 01/06/97       271,000               271
 01/31/97        86,000                86
 01/31/97
 02/14/97     1,842,000             1,842
 03/14/97     1,834,000             1,834
 04/21/97     1,110,000             1,110
 05/19/97       765,000               765
 05/22/97       525,000               525
 06/09/97       200,000               200
 06/26/97       969,000               969                                                  3,000,000                3,000
 01/31/98
 01/31/99
------------------------------------------------------------------------------------------------------------------------------
   TOTALS    17,195,000            17,195          200,000                  200            3,000,000                3,000
==============================================================================================================================

-----------------------------------------------------------------------
             Preferred A Divs     Preferred B Divs     Preferred C Divs
Investment     Paid on Each         Paid on Each         Paid on Each
   Date         Investment           Investment          Investment
-----------------------------------------------------------------------
 05/15/96
 05/29/96
 08/02/96
 11/01/96
 12/20/96
 01/06/97
 01/31/97
 01/31/97         293,062                7,151
 02/14/97
 03/14/97
 04/21/97
 05/19/97
 05/22/97
 06/09/97
 06/26/97
 01/31/98         791,286               10,000               90,000
 01/31/99         859,750               10,000              150,000
-----------------------------------------------------------------------
   TOTALS       1,944,099               27,151              240,000
=======================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                                         Preferred A Divs     Preferred B Divs
                                                                                           Paid on Each         Paid on Each
                                                                                            Investment           Investment
------------------------------------------------------------------------------------------------------------------------------
Fundamental Change Values:                                                                                      % of total
                                                                                            VALUES                 FMV
                                                                                          ------------------------------------
Assumed Total Fair Market Value (FMV)                                                     19,000,000             100.0000%
Less:  FMV attributable to Class B Common, Series C and any excluded shares                2,290,657              12.0561%
                                                                                          ----------
  Fully Diluted Fair Market Value                                                         16,709,343
Series B Preferred Value due to Base Series B Conversion Rate                                192,117
                                                                                          ----------
% of Fully Diluted FMV Attributable to Series B Preferred Additional Conversion Rate:         0.0000%
  FMV to Series B Preferred of Additional Conversion Rate                                         --
                                                                                          ----------
  FMV to Series B Preferred                                                                  192,117               1.0111%
FMV to Series A Preferred                                                                 16,517,226              86.9328%
Dividends Paid to Series A Preferred                                                       1,944,099
Series A Rate of Return                                                                       3.3013%
--------------------------------------------------------------------------------------------------------------------------
Confirm Share to Series B Attributable to Additional Conversion Rate
Less than 10%                                                                                 0.0000%

------------------------------------------------------------------------------------------------------------------------------------
          Shares Outstanding After Fundamental Change, Series A Conversion, Series B Conversion and Series C Conversion
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Preferred A Divs     Preferred B Divs
                                                        Series B Preferred                 Paid on Each         Paid on Each
                                                          Shares Issued                     Investment           Investment
------------------------------------------------------------------------------------------------------------------------------------
Series A Conversion Rate:                                      200.00          [1] Assumes no change in Trigger Price.
Series B Base Conversion Rate:                                 195.00
Series B Additional Conversion Rate:                                0                             --               0.0000%
Series C Conversion Rate:                                      104.13

---------------------------------------------------------------------------------------
                                                 Series B Holders
                                               from Initial Shares       Additional
                                                     and Base             Series B
                            Series A Holders      Conversion Rate     Conversion Shares
---------------------------------------------------------------------------------------
Class A Common Stock           3,439,000               40,000                   --
Class B Common Stock
---------------------------------------------------------------------------------------
  Total Common Shares          3,439,000               40,000                   --
  % of Total Common              86.9328%              1.0111%              0.0000%

------------------------------------------------------------------------------------------------------------------------
                            Totals for         Class B Common,
                             Series B        any excluded shares       Series C                                  Total
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock          40,000                                   312,402                                 3,479,000
Class B Common Stock               0              164,529
------------------------------------------------------------------------------------------------------------------------
  Total Common Shares         40,000              164,529              312,402                                 3,955,931
  % of Total Common           1.0111%              4.1590%              7.8971%                                 100.0000%


RentX Industries, Inc.
Share Conversion Analysis
Assumptions: additional conversion rate not maximized, dividends paid currently, fundamental change on 1/31/00

-----------------------------------------------------------------------------------------------------------
             Investment in      Series A     Investment in     Series B      Investment in     Series C
Investment    Series A         Preferred       Series B        Preferred       Series C        Preferred
   Date       Preferred      Shares Issued     Preferred     Shares Issued    Preferred      Shares Issued
-----------------------------------------------------------------------------------------------------------
  05/15/96    5,020,000       5,020           200,000         200
  05/29/96    1,887,000       1,887
  08/02/96    1,340,000       1,340
  11/01/96    1,140,000       1,140
  12/20/96      206,000         206
  01/06/97      271,000         271
  01/31/97       86,000          86
  01/31/97
  02/14/97    1,842,000       1,842
  03/14/97    1,834,000       1,834
  04/21/97    1,110,000       1,110
  05/19/97      765,000         765
  05/22/97      525,000         525
  06/09/97      200,000         200
  06/26/97      969,000         969                                          3,000,000       3,000
  01/31/98
  01/31/99
  01/31/00
-----------------------------------------------------------------------------------------------------------
    TOTALS   17,195,000      17,195           200,000         200            3,000,000       3,000
===========================================================================================================

------------------------------------------------------------------
               Preferred A     Preferred B Divs   Preferred C Divs
Investment    Divs Paid on       Paid on Each       Paid on Each
   Date      Each Investment      Investment         Investment
------------------------------------------------------------------
  05/15/96
  05/29/96
  08/02/96
  11/01/96
  12/20/96
  01/06/97
  01/31/97
  01/31/97     293,062          7,151
  02/14/97
  03/14/97
  04/21/97
  05/19/97
  05/22/97
  06/09/97
  06/26/97
  01/31/98     791,286         10,000              90,000
  01/31/99     859,750         10,000             150,000
  01/31/00     859,750         10,000             150,000
------------------------------------------------------------------
    TOTALS   2,803,849         37,151             390,000
==================================================================

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Preferred A     Preferred B Divs
                                                                                                Divs Paid on       Paid on Each
                                                                                               Each Investment      Investment
---------------------------------------------------------------------------------------------------------------------------------
Fundamental Change Values:                                                                       VALUES         % of total FMV
                                                                                                 ----------     --------------
Assumed Total Fair Market Value (FMV)                                                            45,000,000       100.0000%
Less:  FMV attributable to Class B Common, Series C and any excluded shares                       5,425,241        12.0561%
                                                                                                 ----------
  Fully Diluted Fair Market Value                                                                39,574,759
% of Fully Diluted FMV Attributable to Series B Preferred Additional Conversion Rate:               21.3601%
  FMV to Series B Preferred of Additional Conversion Rate                                         8,453,189
Series B Preferred Value due to Base Series B Conversion Rate                                       357,822
                                                                                                 ----------
  FMV to Series B Preferred                                                                       8,811,011        19.5800%
FMV to Series A Preferred                                                                        30,763,747        68.3639%
Dividends Paid to Series A Preferred                                                              2,803,849
Series A Rate of Return                                                                            23.59622%
---------------------------------------------------------------------------------------------------------------------------------
Confirm Share to Series B Attributable to Additional Conversion Rate

                                        Investment in                     Investment in           Preferred A
                                         Series A                           Series B             Divs Paid on
                                         Preferred                          Preferred           Each Investment
---------------------------------------------------------------------------------------------------------------------------------
Up to 20%                                                                                           19.2800%
Above 20%                              0.57840 times                      3.5962% equals             2.0801%
  Total                                                                                             21.3601%
=================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
        Shares Outstanding After Fundamental Change, Series A Conversion, Series B Conversion and Series C Conversion
---------------------------------------------------------------------------------------------------------------------------------
                                                Series B                                         Preferred A     Preferred B Divs
                                               Preferred                                        Divs Paid on       Paid on Each
                                             Shares Issued                                     Each Investment      Investment
---------------------------------------------------------------------------------------------------------------------------------
Series A Conversion Rate:                        200.00                   [1] Assumes no change in Trigger Price.
Series B Base Conversion Rate:                   195.00
Series B Additional Conversion Rate:           4,724.80                                                  --        21.3601%
Series C Conversion Rate:                        132.42
=================================================================================================================================

                          -------------------------------------------------------------------------------------------------------
                                         Series B Holders    Additional                   Class B
                                           from Initial       Series B     Total for      Common,
                            Series A     Shares and Base     Conversion     Series      any excluded
                             Holders     Conversion Rate       Shares      B Holders       shares       Series C    Total
                          -------------------------------------------------------------------------------------------------------
Class A Common Stock        3,439,000         40,000          944,960      984,960                      397,256     4,423,960
Class B Common Stock                                                                     209,218
                          -------------------------------------------------------------------------------------------------------
  Total Common Shares       3,439,000         40,000          944,960      984,960       209,218        397,256     5,030,434
  % of Total Common           68.3639%        0.7952%         18.7849%     19.5800%       4.1590%        7.8971%     100.0000%

RentX Industries, Inc.
Share Conversion Analysis
Assumptions: additional conversion rate not maximized, dividends accrued, fundamental change in year 5

-------------------------------------------------------------------------------------------------------------------------
              Investment in                      Investment in                       Investment in
Investment      Series A     Series A Preferred    Series B     Series B Preferred     Series C        Series C Preferred
   Date         Preferred       Shares Issued      Preferred       Shares Issued       Preferred          Shares Issued
-------------------------------------------------------------------------------------------------------------------------
  05/15/96      5,020,000           5,020            200,000           200
  05/29/96      1,887,000           1,887
  08/02/96      1,340,000           1,340
  11/01/96      1,140,000           1,140
  12/20/96        206,000             206
  01/06/97        271,000             271
  01/31/97         86,000              86
  02/14/97      1,842,000           1,842
  03/14/97      1,834,000           1,834
  04/21/97      1,110,000           1,110
  05/19/97        765,000             765
  05/22/97        525,000             525
  06/09/97        200,000             200
  06/26/97        969,000             969                                               3,000,000                3,000
05/15/2001
----------------------------------------------------------------------------------------------------------------------
    TOTALS     17,195,000          17,195            200,000           200              3,000,000                3,000
======================================================================================================================

------------------------------------------------------------------------------
                    Preferred A Divs     Preferred B Divs     Preferred C Divs
Investment           Accrued on Each      Accrued on Each      Accrued on Each
   Date                Investment           Investment           Investment
------------------------------------------------------------------------------
  05/15/96              1,386,719             55,248
  05/29/96                516,763
  08/02/96                352,208
  11/01/96                282,246
  12/20/96                 49,326
  01/06/97                 64,128
  01/31/97                 19,996
  02/14/97                424,042
  03/14/97                413,778
  04/21/97                243,544
  05/19/97                164,366
  05/22/97                112,544
  06/09/97                 42,291
  06/26/97                202,236                                 626,118
05/15/2001
-------------------------------------------------------------------------
    TOTALS              4,274,187             55,248              626,118
=========================================================================


-------------------------------------------------------------------------------------------------------------------
                               Investment in                      Investment in                       Investment in
                                 Series A     Series A Preferred    Series B     Series B Preferred     Series C
                                Preferred       Shares Issued      Preferred       Shares Issued       Preferred
-------------------------------------------------------------------------------------------------------------------
Fundamental Change Values:

Assumed Total
 Fair Market Value (FMV)
Less:  dividends payable                          -------------------------------------------
 on Series A, B and C                             4,274,187          55,248           626,118
  Total FMV after                                 -------------------------------------------
   payment of accrued
   dividends
Less:  FMV attributable
 to Class B Common,
 Series C and any
 excluded shares
  Fully Diluted Fair
   Market Value
% of Fully Diluted FMV
 Attributable to Series B
 Preferred Additional
 Conversion Rate:
  FMV to Series B Preferred
   of Additional Conversion
   Rate
Series B Preferred Value
 due to Base Series B
 Conversion Rate
  FMV to Series B Preferred
FMV to Series A Preferred
Dividends Paid to Series A
 Preferred
Series A Rate of Return
Confirm Share to Series B
 Attributable to Additional
 Conversion Rate
Greater than 10%
But less than 20%                9.6400%             plus       ( . 9640 times     3.5927%) equals        13.1033%

                                                                                        --------------------------------------
                                                                                        Preferred A Divs      Preferred B Divs
                                                                                         Accrued on Each       Accrued on Each
                                                                                           Investment            Investment
                                                                                        --------------------------------------
Fundamental Change Values:                                                                                      % of FMV after
                                                                                             VALUES               Dividends
                                                                                        --------------------------------------
Assumed Total Fair Market Value (FMV)                                                      40,000,000
Less:  dividends payable on Series A, B and C                                               4,955,552
                                                                                           ----------
  Total FMV after payment of accrued dividends                                             35,044,448             100.0000%
Less:  FMV attributable to Class B Common, Series C and any excluded shares                 4,224,991              12.0561%
                                                                                           ----------
  Fully Diluted Fair Market Value                                                          30,819,457
% of Fully Diluted FMV Attributable to Series B Preferred Additional Conversion Rate:         13.1033%
                                                                                           ----------
  FMV to Series B Preferred of Additional Conversion Rate                                   4,038,379
Series B Preferred Value due to Base Series B Conversion Rate                                 307,917
                                                                                           ----------
  FMV to Series B Preferred                                                                 4,346,296              12.4022%
FMV to Series A Preferred                                                                  26,473,161              75.5417%
Dividends Paid to Series A Preferred                                                        4,274,187
Series A Rate of Return                                                                       13.5927%
---------------------------------------------------------------------------------------------------------------------------
Confirm Share to Series B Attributable to Additional Conversion Rate

                                    Investment in                       Investment in                  Preferred A
                                      Series A                            Series B                    Divs Paid on
                                      Preferred                           Preferred                 Each Investment
---------------------------------------------------------------------------------------------------------------------------
Greater than 10%
But less than 20%                    9.6400% plus                       (9640 times)            3.5927% equals 13.1033%
---------------------------------------------------------------------------------------------------------------------------

                                             -------------------------------------------------------
                                                                                    Preferred A Divs
                                             Series B Preferred                      Accured on Each
                                               Shares Issued                           Investment
                                             -------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
           Shares Outstanding After Fundamental Change, Series A Conversion, Series B Conversion and Series C Conversion
------------------------------------------------------------------------------------------------------------------------------------

Series A Conversion Rate:                          200.00                  [1] Assumes no change in Trigger Price.
Series B Base Conversion Rate:                     195.00
Series B Additional Conversion Rate:            2,623.032                                   --
Series C Conversion Rate:                         119.837

                            ------------------------------------------------------------------------------------------------------
                                                 Series B Holders
                                               from Initial Shares       Additional
                                                     and Base             Series B         Total for Series      Class B Common,
                            Series A Holders      Conversion Rate     Conversion Shares        B Holders       any excluded shares
                            ------------------------------------------------------------------------------------------------------
Class A Common Stock           3,439,000               40,000              524,606              564,606
Class B Common Stock                                                                                 --              189,338
                            ------------------------------------------------------------------------------------------------------
  Total Common Shares          3,439,000               40,000              524,606              564,606              189,338
  % of Total Common              75.5417%              0.8786%             11.5236%             12.4022%              4.1590%

                            ------------------------------------
                            Series C                     Total
                            ------------------------------------
Class A Common Stock        359,510                    4,003,606
Class B Common Stock
                            ------------------------------------
  Total Common Shares       359,510                    4,552,454
  % of Total Common          7.8971%                    100.0000%